EXHIBIT 5
                                                  	Bryan F. ("Buck") Smith, Jr.
							Senior Vice President and General Counsel
							Direct Dial Number (214)828-7991
							Facsimile Number (214)841-6574
                           December 17, 1997

The Southland Corporation
2711 North Haskell Avenue
Dallas, Texas  75204-2906

     This opinion of counsel is given in connection with a Registration Statement on Form S-8 filed by The Southland Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities
Act of 1933, as amended, relating to the registration of obligations of the Company (the "Obligations") under The Southland Corporation Supplemental Executive Retirement Plan for Eligible Employees (the "SERP") to pay in the future the value of the deferred compensation Accounts, as defined in the SERP, as increased by interest which will be paid by the Company, as provided in the SERP.

     As Senior Vice President and General Counsel of the Company, I am familiar with the affairs of the Company, including the action taken by the Company in connection with the SERP and the Obligations expected to be incurred thereunder.

     Based upon the foregoing, it is my opinion that the Obligations to be paid in accordance with the terms of the SERP have been duly authorized, and will be the valid and binding Obligations of the Company.

     In addition, I have caused to be examined the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as appropriate in connection with this opinion.

     In reliance on such examination, it is my opinion that, in general, the SERP is exempt from the requirements of ERISA except, to the extent that a limited statement to the United States Department of Labor (the "DOL") may be required to meet the reporting and disclosure requirements under ERISA regulations. If such a statement is required, it will be filed with the DOL.

     I hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                                       Very truly yours,



                                                       Bryan F. Smith, Jr.
                                                     Senior Vice President and
                                                          General Counsel
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